Exhibit 16.1

May 1, 2015

Securities and Exchange Commission
100 F Street NE
Washington, DC  20549

RE:           Mobetize Corp.

We have read the statements that we understand Mobetize Corp. will include under Item 4.01 of the Form 8-K report it will file regarding the recent change of auditors.  We agree with such statements made regarding our firm.

Very truly yours,

De Joya Griffith, LLC
Certified Public Accountants

Corporate Headquarters:
De Joya Griffith, LLC
2580 Anthem Village Drive, Henderson, NV 89052 Phone:  (702) 563-1600 Fax: (702) 920-8049